UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2006 (June 30, 2005)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As of July 6, 2006 EGPI Firecreek, Inc. (the “Company” or “Firecreek”) has confirmed it has made payment in full of the face value amount of its December 15, 2005 promissory note, or $343,000 (the “ December Note”), to Dutchess Private Equities Fund, L.P. (the “Fund”) and Dutchess Private Equities Fund, II, L.P. (the “Fund II”, together with the Fund, “Dutchess”). The December Note was originally issued in connection with that certain Investment Agreement, dated June 28, 2005 (the “Agreement”), entered into by and between Firecreek and Dutchess establishing an Equity Line of Credit  (the “Equity Line”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective on June 30, 2006, the Company issued a promissory note in the face amount of $1,241,500 (the “2006 Note”) to Dutchess. The 2006 Note bears no interest and matures on December 29, 2007. The 2006 Note was issued in connection with the Agreement, as amended.

Further, on November 29, 2005, effective on June 30, 2006, in connection with the issuance of the 2006 Note, the Company entered into a Security Agreement (“Security Agreement”) with Dutchess providing for a security interest in and to all of the assets of the Company until the satisfaction in full of all obligations under that note, and including the prior Notes issued by the Company to the holders dated September 9, 2005, November 14, 2005, December 15, 2005 and April 21, 2006, (the “ 2005 Notes”).

Payments made by the Company in satisfaction of the 2006 Note are to be paid from each Put pursuant to the Equity Line. The Company shall make payments to Dutchess in the amount of the greater of (i) one hundred percent (100%) of each Put to Dutchess from Firecreek; or (ii) $68,972 until the face amount of the 2006 Note is paid in full, minus any fees due. The first payment on the Note will be due on the Closing of each subsequent Put ("Payment Date" or "Payment Dates") until the Note is paid in full and each subsequent payment will be made at the closing of each Put until the Note is paid in full. As collateral, Firecreek has agreed to issue forty (40) Put Notices to Dutchess for the full amount applicable under the Equity Line. In the event that the principal amount of the 2006 Note is not paid in full upon maturity, Dutchess shall be entitled to a ten percent (10%) penalty and an additional two and one-half percent (2.5%) per month paid as liquidated damages, compounded daily.

In the event of default, Dutchess may elect to secure a portion of Firecreek’s assets not to exceed two hundred percent (200%) of the face amount of the 2006 Note. Moreover, in the event of default, Dutchess may switch the residual amount owing under the 2006 Note to a three-year, eighteen percent (18%) interest bearing debenture with principal and accrued interest convertible into the lesser of (i) fifty percent (50%) of the lowest closing bid price during the fifteen (15) trading days immediately preceding the convertible maturity date or (ii) 100% of the lowest bid price for the twenty (20) trading days immediately preceding the convertible maturity date.

The Company also issued to Dutchess a convertible debenture in the amount of $300,000 as incentive for entering into the 2006 Note (the “Debenture”). The Debenture provides for certain piggyback registration rights for the underlying shares of common stock..

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Promissory Note, dated June 29, 2006.
99.2	Incentive Debenture, dated June 29, 2006
99.3	Security Agreement, dated June 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

July 7, 2006

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
99.1 99.2 99.3	Promissory Note, dated June 29, 2006. Incentive Debenture, dated June 29, 2006 Security Agreement, dated June 29, 2006